Exhibit 99.1

WEST COAST REALTY INVESTORS ANNOUNCES NAME CHANGE

WILL BECOME MEREDITH ENTERPRISES

MENLO PARK, March 20, 2003—West Coast Realty Investors, Inc., (AMEX: MPQ) today reported that its name will be changed to Meredith Enterprises, Inc. effective Monday, March 24, 2003 prior to the opening of the market. The symbol, MPQ, will remain unchanged. The company’s board of directors made the name change to reflect the expanded, national focus of its property holdings—including the October 2002 purchase of the Northlake Festival Shopping Center in Atlanta.

There has been no change in the company’s operations and stockholders with certificates do not need to tender their existing certificates.

The company further announced that it is in contract to acquire a 2.5 acre parcel of undeveloped land in Garden Grove, CA for $2,200,000 on March 25, 2003. Meredith Enterprises intends to construct a multi-tenant shopping center comprising approximately 30,000 square feet on the site. In addition, we are also under contract to purchase a 4,880 square foot office building on a .5 acre parcel on a corner surrounded by the above property for $1,500,000.

Contact:

Meredith Enterprises, Inc.

Allen Meredith

(650) 233-7140